UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

Brand Engagement Network Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40130	98-1574798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Delaware Ave, Suite 210 Wilmington, DE	19801
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (307) 757-3650

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BNAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	BNAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 21, 2026, Brand Engagement Network, Inc. (the “Company”) entered into a letter agreement with HighTide Energy, Inc., doing business as Accelevate Solutions (“Accelevate”), setting forth certain binding and non-binding provisions relating to a proposed strategic investment and commercial collaboration.

Investment Terms

Pursuant to the letter agreement, the Company expects to invest up to $1,000,000 in Accelevate, including an initial payment of $250,000 to support commercialization and deployment, and a second installment of $750,000 upon completion and execution of definitive agreements.

Transaction Structure

The proposed transaction contemplates the Company’s acquisition of certain equity interests in Accelevate pursuant to a subscription agreement and a definitive common share purchase agreement to be negotiated by the parties.

Key Terms and Rights

The letter agreement outlines certain anticipated terms of the transaction, including a proposed pre-money valuation of Accelevate of $8,000,000, warrant coverage for the Company in connection with the investment, a potential reseller arrangement between the parties, and the right for the Company to appoint a member to Accelevate’s board of directors upon completion of the investment.

Conditions to Completion

The proposed transaction remains subject to the completion of due diligence, negotiation and execution of definitive agreements, and satisfaction of customary closing conditions. The Company has no obligation to complete the transaction unless and until such definitive agreements are executed.

Binding Provisions

While the terms relating to the proposed transaction are non-binding, certain provisions of the letter agreement are binding, including those relating to confidentiality, exclusivity, diligence, and other customary matters.

The foregoing description of the letter agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the letter agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On April 22, 2026, the Company issued a press release announcing the proposed investment and collaboration with Accelevate. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Letter Agreement, dated April 21, 2026, by and between Brand Engagement Network, Inc. and HighTide Energy, Inc. d/b/a Accelevate Solutions

99.1	Press Release, dated April 22, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Brand Engagement Network Inc.

Dated: April 22, 2026	By:	/s/ Tyler Luck
	Name:	Tyler Luck
	Title:	Chief Executive Officer